UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 10, 2011

iGATE Corporation

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction

of Incorporation)

000-21755	25-1802235
(Commission File Number)	(IRS Employer Identification No.)

6528 Kaiser Drive, Fremont, CA	94555
(Address of Principal Executive Offices)	(Zip Code)

(510) 896-3015

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

The registrant hereby amends and supplements its Current Report on Form 8-K filed on May 16, 2011 (the “Form 8-K”), as set forth in this Current Report on Form 8-K/A (the “Form 8-K/A”). The Form 8-K was filed to report, among other things, the grant of restricted stock awards (RSAs) to certain senior officers. This Form 8-K/A is being filed solely to correct a typographical error in the information regarding the vesting schedule applicable to the RSAs. Except as described herein, the information contained in the Form 8-K has not been updated or amended. This Form 8-K/A should be read in conjunction with the Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On May 12, 2011, iGATE Corporation’s Compensation Committee granted restricted stock awards (RSAs) to certain senior officers. Twenty-five percent of the RSAs will vest on May 12, 2014, 25% will vest on May 12, 2015 and the remaining 50% will vest on May 12, 2016.

The RSAs granted to the named executive officers are as follows: Phaneesh Murthy (65,000); Sean Suresh Narayanan (22,000); Sujit Sircar (22,000); Srinivas Kandula (22,000).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iGATE CORPORATION

By:	/s/ Mukund Srinath
Name:	Mukund Srinath
Title:	Senior Vice President -Legal & Corporate Secretary

May 31, 2011